Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

Project Plan #2

This Project Plan #2 (this “Project Plan”) is dated May 26, 2022 (“Effective Date”) between Uber Technologies Inc., a Delaware corporation with its principal place of business at 1515 3rd Street, San Francisco, California 94158 (“Uber”), and Serve Robotics, Inc., a Delaware corporation, with its principal place of business at 730 Broadway, Redwood City, CA 94063 (“Company”). The Company and Uber are each a “Party” and together the “Parties”.

I.	Overview:

The Company and Uber are parties to that certain Master Framework Agreement dated September 3, 2021 (the “Framework Agreement”) and the Amendment No 1 to the Master Framework Agreement dated May 26, 2022 (the “Amendment”) in connection with a multi-city project (the “PP2 Deployment”) in accordance with the terms set forth below. This Project Plan is entered into pursuant to, and governed by, the terms of the Framework Agreement, except as expressly set forth herein, and it constitutes a separate enforceable agreement from any other executed Project Plan.  A provision in this Project Plan may only override a provision of the Framework Agreement if it explicitly references the Framework Agreement and the specific provision being overridden (i.e., a general reference is not sufficient to override a provision of the Framework Agreement). All capitalized terms not defined in this Project Plan will have the meanings set forth in the Framework Agreement.

[***].

II.	Term:

Unless earlier terminated in accordance with the Framework Agreement or superseded by a subsequent Project Plan, the term of this Project Plan shall commence upon the execution of this Project Plan and signify the satisfactory completion of Project Plan Number 1 between Uber and Company (the “PP2 Deployment Effective Date”) in accordance with Section II of Project Plan 1 (Term) and shall continue in accordance with Section 12.1 of the Framework Agreement (the “PP2 Deployment Term”).

III.	Timeframe and Key Milestones of the PP2 Deployment

Throughout the PP2 Deployment Term, the Parties shall meet on a monthly basis or upon either Party’s reasonable request, as reasonably appropriate and feasible, to discuss and agree to completion dates for key milestones and other Project Plan activities.

Prior to the commencement of deliveries under the PP2 Deployment, (i) the Company shall submit its Safety Plan as outlined in Exhibit A of the Framework Agreement and as amended under the Amendment, [***].

[***].

IV.	Regulatory

In addition to each Party’s obligations as described in Section 4 of the Framework Agreement, the Parties will maintain separate and independent relationships with federal government agencies and government agencies in connection with this PP2 Deployment.

The Parties will coordinate on such engagement as reasonably appropriate and feasible.

V.	PP2 Deployment Communications and Community Outreach

Notwithstanding Section 13.2 of the Framework Agreement (Publicity), once a public announcement regarding a particular objective or milestone of the PP2 Deployment has been expressly permitted by both Parties and published publicly, each Party may make public comments it deems necessary and reasonable with respect to its own activities in support of that objective or milestone, subject to any applicable obligations of confidentiality.

Prior to any new and material community engagement, Serve will notify Uber of its strategy for communication and outreach to community stakeholders, including police, emergency services and first responders in the Initial LA Operating Area, Scaled LA Operating Area (as defined below) and any subsequent Operating Areas.

VI.	On-Robot Branding or Marketing

In accordance with Section 6.3 of the Framework Agreement, the Delivery Robots will not use or display any branding or marketing associated with Uber or any Uber Affiliates, unless otherwise mutually agreed-upon in writing.

VII.	PP2 Deployment Locations

The initial operating area of Los Angeles, CA (“Initial LA Operating Area“) and subsequent expansions of that operating area (the fullest expansion of which will create the “Scaled LA Operating Area“) including, but not limited to, order pick-up and drop-off areas shall be based on mutual analysis, will be geographically defined and mutually agreed upon as part of a planning function for the partnership’s Steering Committee.

The Parties currently believe up to two thousand (2,000) Delivery Robots could be productively deployed on the Uber Platform, beginning with the Scaled LA Operating Area. The Parties intend to use the Steering Committee’s planning workstream to jointly discuss progress and additional potential by market in order to plan fleet expansions in existing markets (starting with the initial expansion beyond the 10 Delivery Robot fleet deployed under PP1) and across expansion markets. The Steering Committee’s planning workstream will identify and mutually agree on additional markets for deployment, each with an operating area defined and approved by mutual agreement within the Steering Committee (each an “Operating Area”). An initial non-binding list of preferred additional markets to be created within 30 days of the Effective Date and attached as Exhibit A, “Proposed Future Operating Areas”, with target launch dates and target fleet sizes to be mutually agreed-upon. The Steering Committee will plan to integrate and deploy Delivery Robots via the Uber Platform based on forecasted ODD, anticipated Delivery Robot manufacture date and readiness for deployment on the Uber Platform, and the preservation of hybrid marketplace reliability and efficiency in the markets identified in Exhibit A.

VIII.	Delivery Robots

Uber will facilitate the creation of accounts that allow up to two thousand (2,000) Delivery Robots to perform concurrent deliveries on the Uber Platform, including in the Scaled LA Operating Areas, during the PP2 Deployment (“Deployment Number”); each increase in accounts created will follow the fleet size and any related updates to deployment plan(s) mutually agreed upon by the Steering Committee. The Company shall have sole discretion as to which of its Delivery Robots will perform deliveries pursuant to those accounts at any given time. The Steering Committee shall have sole discretion to determine, by mutual agreement, the number of Delivery Robots to be deployed in each Operating Area (starting with the initial expansion beyond the 10 Delivery Robot fleet deployed under PP1). Additionally, during the PP2 Deployment, if the Company desires to increase the Deployment Number beyond the two thousand (2,000) Delivery Robots, the Steering Committee shall have sole discretion to approve, by mutual agreement, proposed increases to the Delivery Robot Deployment Number.

IX.	Delivery Robot Change Notifications

The Company will notify Uber of any change to the Delivery Robots and any change to any policies, plans and procedures (including, without limitation, the safety or incident response plan) [***].

X.	Active and Suspended Operating Hours

Operating hours and daily schedule will be mutually agreed upon by the Company and Uber. The Company and Uber will consult on operating hours to enable the Delivery Robots to operate at times that allow the Parties to gather data to support the mutually agreed upon KPIs (as defined below).

Uber shall be permitted to reduce or suspend operations in its reasonable discretion for interfering events beyond Uber’s reasonable control either (i) affecting operations on a company-wide basis (e.g., events affecting autonomous and non-autonomous business activities), or (ii) affecting only the PP2 Deployment. An interfering event may include, but shall not be limited to, interruption in the Uber Service or Uber Platform, labor controversy, weather related interference, mass disturbance or public threat. If any interfering event occurs during the PP2 Deployment, Uber may, at its reasonable election, automatically suspend all activities under this Project Plan for the duration of the interfering event.

XI.	Delivery Recipients

Uber, in its sole discretion, will determine the in-app user experience allowing a Delivery Recipient, as defined in the Framework Agreement, to receive a delivery from a Delivery Robot.

XII.	Safety Plan and Incident Response Plan

[***] a detailed Safety Plan, as outlined in Exhibit A of the Framework Agreement and as amended under the Amendment, to identify, monitor, and mitigate safety risks associated with conducting the PP2 Deployment, which shall be attached hereto as Exhibit C and incorporated herein upon Uber’s review and written approval of the Company Safety Plan (the “Safety Plan”).

XIII.	Delivery Customer Service

[***].

XIV.	Pricing and Payment

Delivery pricing and payment shall be in accordance with Section 3.2 above, and the Fare Addendum. [***].

XV.	Performance Levels

[***].

XVI.	Utilization Targets

[***].

XVII.	Data Reporting

The Parties will jointly discuss and mutually agree to the data reporting requirements (“Data Reporting”) for the PP2 Deployment, included as Exhibit D (Data Reporting Requirements). Such Data Reporting requirements may be updated from time to time by mutual agreement.

XVIII.	PII

[***].

XIX.	Use of Cameras or Other Video or Audio Recording Devices

[***].

XX.	Insurance Requirements

A. The Company agrees to maintain during the term of this Project Plan commercial insurance (i) as detailed below, and (ii) that provides protection against bodily injury and property damage to third parties at levels of coverage that satisfy all current and future applicable laws in the mutually agreed areas of operation under this Project Plan (“Project Plan Operating Area”). The Company agrees to provide Uber and its Affiliates a certificate of insurance confirming this coverage is in force prior to deployment of the Delivery Robots on the Uber Platform and upon written request. Such insurance shall be primary to and non-contributory with any insurance maintained by Uber, and shall not be canceled or materially reduced without thirty (30) days prior written notice to Uber.  [***].

B. [***].

C. [***].

D. [***].

E. The Company shall add Uber (or any Affiliate which may be designated by Uber from time to time) to the Company’s insurance requirements in Sections XX(A),(B) and (C)(C) above as an additional insured.

F. The Company agrees that if any subcontractor or independent contractor is used to fulfill this contract, either (a) they are covered by Company’s existing insurance, or (b) they or the Company on their behalf, shall carry the same coverages and limits of insurance outlined herein, including with respect to workers’ compensation insurance. It shall be the Company’s responsibility to ensure compliance of this requirement.

XXI.	Technical Integration and APIs

[***].

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Project Plan to be executed by their duly authorized representatives as of the date first written above.

UBER TECHNOLOGIES INC.

By:	/s/ Sarfraz Maredia
Name:	Sarfraz Maredia
Title:	VP, Uber Eats
Date:	June 6, 2022

SERVE ROBOTICS, INC.

By:	/s/ Ali Kashani
Name:	Ali Kashani
Title:	Co-founder & CEO
Date:	June 7, 2022

Exhibit A

Proposed Future Scaled Operating Areas

[Forthcoming]

Exhibit B

Project Plan Key Performance Indicators

[Forthcoming]

Exhibit C

Safety Plan

[Forthcoming]

Exhibit D

Data Reporting Requirements

During the PP2 Deployment Term, Uber will provide to the Company certain Data regarding the Delivery Robots at the granularity and report frequency below:

[***].

9